Exhibit 4.2

Execution

AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT, dated as of [        ], 2017 (this “Agreement”) among (i) CURO Group Holdings Corp. (the “Company”), (ii) Freidman Fleischer & Lowe Capital Partners II, L.P., FFL Executive Partners II, L.P. and FFL Parallel Fund II, L.P. (collectively, the “FFL Entities”), (iii) Chadwick Faulkner (“Faulkner”) (iv) the Faulkner, Chadwick 2014 GRAT (the “Faulkner GRAT”) (v) Exempt Family Trust c/u Chadwick H. Faulkner 2017 Dynasty Trust (the “C. Faulkner Trust”) (vi) Exempt Family Trust c/u/ Leah M. Faulkner 2017 Dynast Trust (together with Faulkner, the Faulkner GRAT and the C. Faulkner Trust, the “Faulkner Parties”), (vii) Rippel Holdings, LLC (“Rippel”), (v) McKnight Holdings, LLC (“McKnight”), (viii) James Ackerman (“Ackerman”), (ix) Nick Adams (“Adams”), (x) Matt Miller (“Miller”) and (xi) the J.P. Genova Family Trust (the “Trust”).

WITNESSETH:

WHEREAS, the Company and certain stockholders of the Company entered into (i) that certain Investors Rights Agreement, dated as of February 11, 2013 (the “Investors Rights Agreement”) and (ii) that certain Registration Rights Agreement, dated as of February 11, 2013 (the “Registration Rights Agreement” and together with the Investor Rights Agreement, the “Existing Agreements”);

WHEREAS, on the date hereof, the Company has closed its IPO;

WHEREAS, the parties hereto desire to amend the Existing Agreements and enter into this Agreement to govern the rights, duties and obligations of the Holders following the consummation of the IPO; and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01. Defined Terms.

(a) For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the board of directors of the Company (the “Board”), after consultation with independent outside counsel to the Company, would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading and would not be required to be made at such time but for the filing of such Registration Statement, but which information the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no stockholder of the Company shall be deemed an Affiliate of any other stockholder solely by reason of any investment in the Company. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Common Stock” means shares of common stock of the Company, par value $0.001 per share, and any stock into which such common stock is hereafter converted or changed.

“Company Stock Equivalent” means securities exercisable, exchangeable or convertible into shares of Common Stock.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1” means a registration statement on Form S-1 under the Securities Act, or any comparable or successor form or forms thereto.

“Form S-3” means a registration statement on Form S-3 under the Securities Act, or any comparable or successor form or forms thereto.

“Holder” means each of (i) the FFL Entities, (ii) the Faulkner Parties, (iii) Rippel, (iv) McKnight, (v) Ackerman, (vi) Adams, (vii) Miller, (viii) the Trust and (ix) each of their respective Permitted Assignees.

“IPO” means the Company’s initial Public Offering pursuant to a prospectus dated as of [        ], 2017.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Major Holder” means (i) any Holder, for so long as such Holder beneficially owns, either individually or together with any Affiliate(s) also holding Common Stock (such Holder together with any such Affiliate(s), a “Group Holder”), at least eight percent of the then-outstanding Common Stock. For the avoidance of doubt, each Person comprising any Group Holder shall severally be treated as a Major Holder.

“Marketed Underwritten Offering” means any Underwritten Offering (including a Marketed Underwritten Shelf Take-Down, but not including any Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down) that involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period of at least 48 hours.

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Public Offering” means an underwritten public offering of securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor forms.

“Registrable Securities” means (a) all shares of Common Stock now held by or hereafter issued to the parties to this Agreement, and (b) all securities directly or indirectly issued or issuable with respect to the securities referred to in clause (a) above by way of stock dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares of Common Stock referenced in clause (a) above. As to any particular Registrable Securities, such shares of Common Stock shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities shall have ceased to be outstanding.

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The terms “Register” and “Registering” shall have correlative meanings.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the reasonable fees and disbursements of one legal counsel to the Holders included in Registration Expenses).

“Shelf Registration” means a Registration effected pursuant to Section 2.02.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1, in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering all or any portion of the Registrable Securities, as applicable.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section	Term	Section
Ackerman	Preamble	Long-Form Registration	2.01(a)
Adams	Preamble	Loss	2.09(a)
Agreement	Preamble	Losses	2.09(a)
Board	1.01(a)	Marketed Underwritten Shelf Take-Down	2.02(a)(iii)
Company	Preamble	Marketed Underwritten Shelf Take-Down Notice	2.02(a)(iii)
Company Public Sale	2.03(a)	McKnight	Preamble
Conversion Event	3.06(b)	Miller	Preamble
Conversion Securities	3.06(b)	Permitted Assignee	3.06(a)
Demand Company Notice	2.01(d)	Permitted Assignees	3.06(a)
Demand Notice	2.01(a)	Piggyback Registration	2.03(a)

Demand Party	2.01(a)	Register	1.01(a)
Demand Period	2.01(c)	Registering	1.01(a)
Demand Registration	2.01(a)	Registration Expenses	2.08
Demand Registration Statement	2.01(a)	Registration Rights Agreement	Recitals
Demand Suspension	2.01(e)	Rippel	Preamble
Existing Agreements	Recitals	Shelf Participants	2.02(a)(iii)
Faulkner Parties	Preamble	Shelf Take-Down	2.02(a)(i)
FFL Entities	Preamble	Short-Form Registration	2.01(a)
Initiating Shelf Take-Down Holder	2.02(a)(i)	Trust	Preamble
Investors Rights Agreement	Recitals	Underwritten Shelf Take-Down Notice	2.02(a)(ii)

ARTICLE II.

REGISTRATION RIGHTS

SECTION 2.01. Demand Registration.

(a) Demand Registration. At any time commencing 181 days after the effective date of the IPO, (i) each Major Holder (such Major Holder(s), a “Demand Party”) may, subject to Section 2.11, make a written request (a “Demand Notice”) to the Company for Registration of all or part of the Registrable Securities held by such Demand Party (i) on Form S-1 (a “Long-Form Registration”) or (ii) on Form S-3 (a “Short-Form Registration”) if the Company qualifies to use such short form (any such requested Long-Form Registration or Short-Form Registration, a “Demand Registration”). Each Demand Notice shall specify the aggregate amount of Registrable Securities of the Demand Party to be registered and the intended methods of disposition thereof. Subject to Section 2.11, after delivery of such Demand Notice, the Company (x) shall file promptly (and, in any event, within (i) 90 days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, in each case, following delivery of such Demand Notice) with the SEC a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and (y) shall use its reasonable best efforts to cause such Demand Registration Statement to promptly be declared effective under (A) the Securities Act and (B) the “blue sky” laws of such jurisdictions as any Participating Holder or any underwriter, if any, reasonably requests.

(b) Demand Withdrawal. A Demand Party may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon delivery of a notice by the Demand Party to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement, and such Registration shall not be deemed to be a Demand Registration with respect to such Demand Party for purposes of Section 2.11.

(c) Effective Registration. The Company shall be deemed to have effected a Demand Registration with respect to the applicable Demand Party for purposes of Section 2.11 if the Demand Registration Statement is declared effective by the SEC and remains effective for not less than 120 days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected for purposes of Section 2.11 if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a Demand Party or (iii) there is a Demand Suspension.

(d) Demand Company Notice. Promptly upon delivery of any Demand Notice (but in no event more than ten Business Days thereafter), the Company shall deliver a written notice (a “Demand Company Notice”) of any such Registration request to all Holders (other than the Demand Party), and the Company shall, subject to Section 2.01(g), include in such Demand Registration all such Registrable Securities of such Holders that the Company has received written requests for inclusion therein within ten Business Days after the date that such Demand Company Notice has been delivered. All requests made pursuant to this Section 2.01(d) shall specify the aggregate amount of Registrable Securities of such Holder to be registered.

(e) Delay in Filing; Suspension of Registration. If the Company shall furnish to the Participating Holders a certificate signed by an executive officer of the Company stating that the filing, effectiveness or continued use of a Demand Registration Statement would require the Company to make an Adverse Disclosure, then the Company may delay the filing (but not the preparation of) or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company, unless otherwise approved in writing by each of the Holders, shall not be permitted to exercise aggregate Demand Suspensions more than twice, or for more than an aggregate of 120 days, in each case, during any 12-month period; provided, further, that in the event of a Demand Suspension, such Demand Suspension shall terminate at such time as the Company would no longer be required to make any Adverse Disclosure. Each Participating Holder shall keep confidential the fact that a Demand Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Company, except (A) for disclosure to such Participating Holder’s employees, agents and professional advisers who reasonably need to know such information and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Participating Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries and (D) as required by law, rule or regulation. In the case of a Demand Suspension, the Participating Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above. The Company shall immediately notify the Participating Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Participating Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Participating Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement if required by the registration form used by the Company for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by any Demand Party.

(f) Underwritten Offering. The Holders of a majority of the Registrable Securities to be included in any Demand Registration shall determine whether or not such Demand Registration shall be in the form of an Underwritten Offering, and the Company shall have the right to select the managing underwriter or underwriters to administer the offering. If the Demand Party intends to sell the Registrable Securities covered by its demand by means of an Underwritten Offering, such Demand Party shall so advise the Company as part of its Demand Notice, and the Company shall include such information in the Demand Company Notice

(g) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a Demand Registration informs the Company and the Holders that have requested to participate in such Demand Registration in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number that can be sold in such Underwritten Offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration (i) first, shall be allocated pro rata among the Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner), (ii) second, and only if all the securities referred to in clause (i) have been included in such Registration, the number of securities that the Company proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect, and (iii) third, and only if all of the securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.

SECTION 2.02. Shelf Registration.

(a) Shelf Take-Downs.

i. An offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may be initiated by any Major Holder (an “Initiating Shelf Take-Down Holder”). Except as set forth in Section 2.02(a)(iii) with respect to Marketed Underwritten Shelf Take-Downs, each such Initiating Shelf Take-Down Holder shall not be required to permit the offer and sale of Registrable Securities by other Holders in connection with any such Shelf Take-Down initiated by such Initiating Shelf Take-Down Holder.

ii. Subject to Section 2.11, if the Initiating Shelf Take-Down Holder elects by written request to the Company, a Shelf Take-Down shall be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down Notice”) and the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable. The Company shall have the right to select the managing underwriter or underwriters to administer such offering subject to the consent of such Initiating Shelf Take-Down Holder (not to be unreasonably withheld, delayed or conditioned). The provisions of Section 2.01(g) shall apply to any Underwritten Offering pursuant to this Section 2.02(a), mutatis mutandis.

iii. If the plan of distribution set forth in any Underwritten Shelf Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period expected to exceed 48 hours (a “Marketed Underwritten Shelf Take-Down”), promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than three Business Days thereafter), the Company shall promptly deliver a written notice (a “Marketed Underwritten Shelf Take-Down Notice”) of such Marketed Underwritten Shelf Take-Down to all Holders participating in such Shelf Take-Down (the “Shelf Participants”), other than the Initiating Shelf Take-Down Holder, and the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Shelf Participants that are Registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Shelf Participant to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, for inclusion therein within three (3) Business Days after the date that such Marketed Underwritten Shelf Take-Down Notice has been delivered.

SECTION 2.03. Piggyback Registration.

(a) Participation. If the Company at any time proposes to file a Registration Statement with respect to any offering of its Common Stock for its own account or for the account of any other Persons (other than (i) a Registration under Section 2.01 or 2.02, (ii) a Registration Statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (iii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company or its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement, (iv) a registration not otherwise covered by clause (ii) above pursuant to which the Company is offering to exchange its own securities for other securities, or (v) a Registration Statement relating solely to dividend reinvestment or similar plans) (a “Company Public Sale”), then, (A) as soon as practicable (but in no event less than 30 days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to the Holders, and such notice shall offer each Holder the opportunity to Register under such Registration Statement such number of Registrable Securities as such Holder may request in writing delivered to the Company within ten Business Days of delivery of such written notice by the Company. Subject to Sections 2.03(b) and (d), the Company shall include in such Registration Statement all such Registrable Securities that are requested by Holders to be included therein in compliance with the immediately foregoing sentence (a “Piggyback Registration”); provided that if at any time after giving written notice of its intention to Register any shares of Common Stock and prior to the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to Register or to delay Registration of such shares of Common Stock covered by such Piggyback Registration, the Company shall give written notice of such determination to each Holder that had requested to Register its, his or her Registrable Securities in such Registration Statement and, thereupon, (1) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith, to the extent payable), and (2) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering the other shares of Common Stock covered by such Piggyback Registration. The Company shall advise the Holders if the offering pursuant to such Registration Statement is to be underwritten is to be on any other basis, as a part of the written notice given pursuant this Section 2.03(a). Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Piggyback Registration informs the Company and the Holders that have requested to participate in such Piggyback Registration in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities of the Holders that have requested to participate in such Registration that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration, which such number shall be allocated pro rata among such Holders based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceeds such Holder’s request shall be reallocated among the remaining requesting Holders in like manner).

(c) Selection of Underwriters. In any Piggyback Registration, the Company shall (unless the Company shall otherwise agree) have the right to select the managing underwriter or underwriters to administer the offering.

(d) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall be deemed to have been effected pursuant to Section 2.01 or 2.02 or shall relieve the Company of its obligations under Section 2.01 or 2.02.

SECTION 2.04. Lock-Up Periods.

(a) Lock-Up Periods for Holders. In the event of a Company Public Sale of shares of Common Stock in an Underwritten Offering, each of the Holders agrees, if requested by the managing underwriter or underwriters in such Underwritten Offering, to enter into a customary lockup or similar agreement; provided that no Holder shall be subject to any lock-up period of longer duration than that applicable to any director or officer of the Company.

(b) Lock-Up Period for the Company and Others. In the case of an offering of Registrable Securities pursuant to Section 2.01 or 2.02 that is a Marketed Underwritten Offering, the Company and each of the Holders agree, if requested by any Demand Party or Initiating Shelf Take-Down Holder, as applicable, or the managing underwriter or underwriters with respect to such Marketed Underwritten Offering, to enter into a customary lockup or similar agreement; provided that no Holder shall be subject to any such lock-up period of longer duration than that applicable to any Demand Party or Initiating Shelf Take-Down Holder, as applicable. The Company agrees to use its reasonable best efforts to obtain from each of its directors and officers and each other holder of restricted securities of the Company, which securities are the same as or similar to the Registrable Securities being Registered a customary lockup or similar agreement. Without limiting the foregoing (but subject to Section 2.07), if after the date hereof the Company or any of its Subsidiaries grants any Person (other than a Holder) any rights to demand or participate in a Registration, the Company shall, and shall cause its Subsidiaries to, provide that the agreement with respect thereto shall include such Person’s agreement to comply with the provisions of this Section as if it were a Holder hereunder.

SECTION 2.05. Registration Procedures.

(a) In connection with the Company’s Registration obligations under Sections 2.01, 2.02 and 2.03 and subject to the applicable terms and conditions set forth therein, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

i. prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Participating Holders , if any, copies of all documents prepared to be filed, which documents shall be subject to the review and comment of such underwriters and the Participating Holders, and their respective counsel and (y) except in the case of a Registration under Section 2.03, not file any Registration Statement or Prospectus or amendments or supplements thereto to which such Participating Holders referenced in clause (x) above, or the underwriters, if any, shall reasonably object;

ii. prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be necessary to comply with the Securities Act or as (x) reasonably requested by any Participating Holders or (y) necessary to keep such Registration effective for the period of time required by this

Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

iii. promptly notify the Participating Holders and the managing underwriter or underwriters, if any, and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

iv. promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

v. use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

vi. promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and the Participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

vii. furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

viii. deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

ix. on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(c) or 2.02(a), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

x. make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

xi. enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as any Participating Holders or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

xii. obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to the Participating Holders holding a majority of the Registrable Securities included in the Registration, or underwriters, as the case may be, and their respective counsel;

xiii. in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

xiv. use its reasonable best efforts to comply with all applicable securities laws and make available to its stockholders, as soon as reasonably practicable, an earning statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

xv. provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

xvi. use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on such securities exchange on which shares of Common Stock are then listed or quoted and on such inter-dealer quotation system on which shares of Common Stock are then quoted;

xvii. make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Participating Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Participating Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees, and use reasonable best efforts to cause the independent public accountants who have certified its financial statements, to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.05(a)(xvii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and

xviii. in the case of an Underwritten Offering, cause the executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b) The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c) Each Participating Holder agrees that, upon delivery of any notice by the Company of the happening of any event of the kind described in Section 2.05(a)(iv)(C), (D), or (E) or Section 2.05(a)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until (i) such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.05(a)(iv), (ii) such Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, (iii) such Holder is advised in writing by the Company of the termination, expiration or cessation of such order or suspension referenced in Section 2.05(a)(iii)(C) or (E) or (iv) such Holder is advised in writing by the Company that the representations and warranties of the Company in such applicable underwriting agreement are true and correct in all material respects. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of delivery of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.05(a)(iv) or is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.

SECTION 2.06. Underwritten Offerings.

(a) Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering initiated by a Holder or Holders pursuant to Section 2.01(f), the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to (i) the Company, (ii) such Major Holder or Major Holders that initiated such Demand Registration and (iii) the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.09. Each Participating Holder shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Each Participating Holder shall be party to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities and any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.

(b) Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 2.03 and subject to the provisions of Sections 2.03(b) and (d), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities or any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.

(c) Participation in Underwritten Registrations. Subject to the provisions of Sections 2.06(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01 or 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Participating Holders holding a majority of the Registrable Securities included in the Registration. In the case of an Underwritten Offering under Section 2.03, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Company.

SECTION 2.07. No Inconsistent Agreements; Additional Rights. The Company is not currently a party to, and shall not hereafter enter into without the prior written consent of each Holder, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement, including allowing any other holder or prospective holder of any securities of the Company (a) registration rights in the nature or substantially in the nature of those set forth in Section 2.01, Section 2.02 or Section 2.03 that would have priority over the Registrable Securities with respect to the inclusion of such securities in any Registration (except to the extent such registration rights are solely related to registrations of the type contemplated by Section 2.03(a)(ii) through (iv)) or (b) demand registration rights in the nature or substantially in the nature of those set forth in Section 2.01 or Section 2.02 that are exercisable prior to such time as the Holders can first exercise their rights under Section 2.01 or Section 2.02.

SECTION 2.08. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA and, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of the FINRA rules (or any successor provision), and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Issuer Free

Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of one legal counsel and one accounting firm as selected by the holders of a majority of the Registrable Securities included in such Registration, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xii) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging and (xiii) any other fees and disbursements customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.” Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration withdrawn pursuant to Section 2.01(b) (in which case all Participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered); provided, however, in the event that a withdrawal pursuant to Section 2.01(b) is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting Registration at the time of their request for Registration, the Holders shall not bear the Registration Expenses for such Registration. All Selling Expenses included in a Registration shall be borne pro rata among the Participating Holders on the basis of the number of Registrable Securities included in such Registration.

SECTION 2.09. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each of the Holders, each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, managers, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Securities Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and, collectively, “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein), any Issuer Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports and other documents filed under the Securities Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company or any of its Subsidiaries in connection with any such registration, qualification, compliance or sale of Registrable Securities, (iv) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) or (v) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto, and the Company will reimburse, as incurred, each such Holder and each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, managers, officers, trustees or agents and controlling Persons and each of their respective Representatives, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (B) an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Securities Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Securities Exchange Act), and each other Holder, each of such other Holder’s respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, managers, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Securities Exchange Act) such Persons and each of their respective Representatives from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein) or any Issuer Free Writing Prospectus or amendment or supplement thereto, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, Prospectus, offering circular, Issuer Free Writing Prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 2.09 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after delivery of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) an actual conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the indemnified party, unless the entry of such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and provided that any sums payable in connection with such settlement are paid in full by the indemnifying party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has legal defenses available to it that are different from or in addition to those available to the other indemnified parties, and/or (z) an actual conflict exists between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.09 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.09(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.09(a) and 2.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.09(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Holders pursuant to Section 2.09(b). If indemnification is available under this Section 2.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.09(a) and 2.09(b) hereof without regard to the provisions of this Section 2.09(d).

(e) No Exclusivity. The remedies provided for in this Section 2.09 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

(f) Survival. The indemnities provided in this Section 2.09 shall survive the transfer of any Registrable Securities by such Holder.

SECTION 2.10. Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request, to the extent required from time to time to enable the Holders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

SECTION 2.11. Limitation on Registrations. Notwithstanding the rights and obligations set forth in Sections 2.01 and 2.02:

(a) in no event shall the Company be obligated to take any action to effect (i) any Long-Form Registration or Marketed Underwritten Shelf Take-Down requested by a Demand Party or Initiating Shelf Take-Down Holder, as applicable, after the Company has effected three Long-Form Registrations and/or Marketed Underwritten Shelf Take-Downs at the request of such Demand Party or Initiating Shelf Take-Down Holder, as applicable, or (ii) more than one Long-Form Registration or Marketed Underwritten Shelf Take-Down in any twelve month period.

(b) in no event shall the Company be obligated to take any action to effect more than one Short-Form Registration by each Demand Party in any six month period.

(c) in no event shall the Company be required to effect a Demand Registration: (i) if such registration is within one hundred eighty days of the effective date of the most recent Registration in which Registrable Securities could have been included; or (ii) if, (x) in the case of a Long-Form Registration, the Registrable Securities requested to be included in such Registration do not have an anticipated aggregate public offering price of at least $10,000,000 or (y) in the case of a Short-Form Registration, the Registrable Securities requested to be included in such Registration do not have an anticipated aggregate public offering price of at least $5,000,000.

SECTION 2.12. In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its shares of Common Stock to its direct or indirect stockholders, the Company will reasonably cooperate with and assist such Holder, such stockholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of shares of Common Stock without restrictive legends, to the extent no longer applicable).

ARTICLE III.

MISCELLANEOUS

SECTION 3.01. Term. This Agreement shall terminate when all of the Registrable Securities held by the Holders have been sold in a Registration pursuant to the Securities Act or pursuant to an exemption therefrom. Notwithstanding the foregoing, the provisions of Sections 2.09, 2.10 and 2.11 and all of this Article III shall survive any such termination.

SECTION 3.02. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 3.03. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

SECTION 3.04. Notices. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a) if to the Company, at:

CURO Group Holdings Corp

3527 North Ridge Road

Wichita, Kansas 67205

Attention: Vin Thomas, Chief Legal Officer

Email: vinthomas@curo.com

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Neil W. Townsend, Esq.

                 Cristopher Greer, Esq.

Facsimile: (212) 728-8111

Email: ntownsend@willkie.com

cgreer@willkie.com

(b) If to the FFL Holders:

c/o Friedman Fleisher & Lowe LLC

One Maritime Plaza, Suite 2200

San Francisco, CA 94111

Attention: Christopher Masto

Fax: (415) 402-2111

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Neil W. Townsend, Esq.

 Cristopher Greer, Esq.

Facsimile: (212) 728-8111

Email: ntownsend@willkie.com

cgreer@willkie.com

(c) If to any other Holder, at such Holder’s address on the stock transfer books of the Company or to such other address as the Holder or the Company may designate in writing.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied or electronically transmitted. Any party may by notice given in accordance with this Section 3.04 designate another address or Person for receipt of notices hereunder.

SECTION 3.05. Amendment. The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Company and the Holder.

SECTION 3.06. Successors, Assigns and Transferees.

(a) The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of the other party; provided, that, notwithstanding the foregoing, the rights and obligations of the Holders set forth herein may be assigned, in whole or in part, by any Holder to any Affiliate of any Holder that otherwise acquires shares of Common Stock or Common Stock Equivalents (each Person to whom the rights and obligations are assigned in compliance with this Section 3.06 is a “Permitted Assignee” and all such Persons, collectively, are “Permitted Assignees”).

(b) If the Company is a party to any merger, amalgamation, consolidation, exchange or other similar transaction (a “Conversion Event”) pursuant to which Registrable Securities are converted into or exchanged for securities or the right to receive shares of Common Stock of any other Person (“Conversion Securities”), the issuer of such Conversion Securities shall assume (in a writing delivered to the Company and the Holders), with respect to such Conversion Securities, all rights and obligations of the Company hereunder (which assumption shall not relieve the Company of its obligations hereunder to the extent that any Registrable Securities issued by the Company continue to be outstanding and held by the Holders following a Conversion Event) and this Agreement shall apply with respect to such Conversion Securities, mutatis mutandis. The Company will not effect any Conversion Event unless the issuer of the Conversion Securities complies with this Section 3.06(b).

SECTION 3.07. Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

SECTION 3.08. Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than those Persons entitled to indemnity or contribution under Section 2.09, each of whom shall be a third party beneficiary thereof) any right, remedy or claim under or by virtue of this Agreement.

SECTION 3.09. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

SECTION 3.10. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE, WHETHER IN WHOLE OR IN PART, UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 3.11. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

SECTION 3.13. Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

CURO GROUP HOLDINGS CORP.

By:
Name:
Title:

[Signature Page to Amended and Restated Investors Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

MCKNIGHT HOLDINGS, LLC

By:
Name:
Title:

FAULKNER, CHADWICK 2014 GRAT

By:
Name:
Title:

RIPPEL HOLDINGS, LLC

By:
Name:
Title:

J.P. GENOVA FAMILY TRUST
By:	Its Trustee

By:
Name:
Title:

[Signature Page to Amended and Restated Investors Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

James Ackerman

Matthew Miller

Nick Adams

Chadwick Faulkner

[Signature Page to Amended and Restated Investors Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

FRIEDMAN, FLEISCHER & LOWE
CAPITAL PARTNERS II, LP
By:	Friedman, Fleischer & Lowe II, LP,
its general partner
By:	Friedman, Fleischer & Lowe II, LLC,
its general partner

By:
Name:
Title:

FFL PARALLEL FUND II, LP
By:	Friedman, Fleischer & Lowe II, LP,
its general partner
By:	Friedman, Fleischer & Lowe II, LLC,
its general partner

By:
Name:
Title:

FFL EXECUTIVE PARTNERS II, LP
By:	Friedman, Fleischer & Lowe II, LP,
its general partner
By:	Friedman, Fleischer & Lowe II, LLC,
its general partner

By:
Name:
Title:

[Signature Page to Amended and Restated Investors Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

EXEMPT FAMILY TRUST C/U CHADWICK H. FAULKNER 2017 DYNASTY

By:
Name:
Title:

EXEMPT FAMILY TRUST C/U/ LEAH M. FAULKNER 2017 DYNAST TRUST

By:
Name:
Title:

[Signature Page to Amended and Restated Investors Rights Agreement]